Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

December 31, 2009

TABLE OF CONTENTS

1.	Fourth Quarter and Year Ended 2009 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	Real Estate Status Report	15

6.	Retail Leasing Summary	17

7.	Lease Expirations	18

8.	Portfolio Leased Statistics	19

9.	Summary of Top 25 Tenants	20

10.	Reconciliation of Net Income to FFO Guidance	21

11.	Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	22
	Summary of Outstanding Debt and Debt Maturities	23
	Real Estate Status Report	24

12.	Glossary of Terms	25

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 17, 2010, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 17, 2010.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Gina Birdsall	Janelle Stevenson
Investor Relations	Corporate Communications
301/998-8265	301/998-8185
gbirdsall@federalrealty.com	jmstevenson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND YEAR-END 2009 OPERATING RESULTS

ROCKVILLE, Md. (February 17, 2010) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year-ended December 31, 2009.

Financial Results

For fourth quarter 2009, Federal Realty generated funds from operations available for common shareholders (FFO) of $60.1 million, or $0.98 per diluted share, and net income available for common shareholders of $31.8 million, or earnings per diluted share of $0.52. The Trust’s FFO and net income include a positive $4.7 million ($0.08 per diluted share) adjustment to the litigation provision related to a previously disclosed lawsuit involving a property adjacent to Santana Row resulting from additional information in the appeal process. Excluding the litigation provision, FFO for fourth quarter 2009 was $55.4 million, or $0.90 per share, compared to FFO of $58.6 million, or $0.99 per diluted share, for fourth quarter 2008. In addition, net income available for common shareholders was $27.1 million, and earnings per diluted share was $0.44 for the quarter excluding the litigation provision. This compares to net income of $33.6 million and earnings per diluted share of $0.57 for the fourth quarter 2008.

For the year ending December 31, 2009, Federal Realty reported FFO of $211.1 million, or $3.51 per diluted share, and net income available for common shareholders of $97.8 million, or earnings per diluted share of $1.63. Excluding the full year impact of the litigation provision of $16.4 million, or $0.27 per diluted share, year-to-date FFO was $227.4 million, or $3.78 per diluted share, and net income available for common shareholders was $114.1 million, or $1.90 per diluted share. For the year ending December 31, 2008, the Trust reported FFO of $228.4 million, or $3.85 per diluted share, and net income available for common shareholders of $129.2 million, or $2.19 per diluted share.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2009 OPERATING RESULTS

February 17, 2010

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results

In fourth quarter 2009, same-center property operating income, both including and excluding redevelopment and expansion properties, increased 1.0% over fourth quarter 2008. On an annual basis, same-center property operating income in 2009 increased 1.6% including redevelopments and expansions, and decreased 0.3% excluding redevelopments and expansions.

The overall portfolio was 94.5% leased as of December 31, 2009, compared to 94.2% on September 30, 2009 and 95.0% on December 31, 2008. Federal Realty’s same-center portfolio was 94.6% leased on December 31, 2009, compared to 94.4% on September 30, 2009 and 95.3% on December 31, 2008.

During fourth quarter 2009, the Trust signed 89 leases for 397,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 360,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 4%. The average contractual rent on this comparable space for the first year of the new lease is $27.58 per square foot compared to the average contractual rent of $26.64 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 13% for fourth quarter 2009.

For all of 2009, Federal Realty signed 309 leases representing 1.2 million square feet of comparable retail space at an average cash-basis contractual rent increase per square foot of 10%, and 20% on a GAAP-basis. The average cash-basis contractual rent on this comparable space for the first year of the new lease is $28.60 per square foot compared to the average cash-basis contractual rent of $25.94 per square foot for the last year of the prior lease. As of December 31, 2009, Federal Realty’s average contractual minimum rent for retail and commercial space in its portfolio is $22.14 per square foot, as compared to $21.75 on December 31, 2008

“We are pleased to report solid year-end operating results despite 2009 being one of the most challenging years for commercial real estate in recent history,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “Our consistent performance is reflective of owning and operating high-quality real estate assets in the strongest markets in the country married with a sound balance sheet and a simple and transparent business strategy.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2009 OPERATING RESULTS

February 17, 2010

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.66 per share on its common shares, resulting in an indicated annual rate of $2.64 per share. The regular common dividend will be payable on April 15, 2010 to common shareholders of record on March 17, 2010.

Guidance

Federal Realty 2010 guidance for FFO per diluted share remained unchanged at a range of $3.80 to $3.88 and earnings per diluted share of $1.92 to $2.00.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year-end 2009 earnings conference call, which is scheduled for February 18, 2010, at 10 a.m. Eastern Standard Time. To participate, please call (800) 901-5241 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online webcast on the Company’s web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through March 18, 2010, by dialing (888) 286-8010 and using the passcode 27967317.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.2 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 94.5% leased to national, regional, and local retailers as of December 31, 2009, with no single tenant accounting for more than approximately 2.6% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 42 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2009 OPERATING RESULTS

February 17, 2010

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 17, 2010, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed February 17, 2010.

Federal Realty Investment Trust

Summarized Income Statements

December 31, 2009

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$133,755	$130,323	$513,220	$501,627
Other property income	3,598	1,998	12,856	14,013
Mortgage interest income	1,260	1,206	4,943	4,548

Total revenue	138,613	133,527	531,019	520,188

Expenses
Rental expenses	30,662	28,724	108,806	109,718
Real estate taxes	15,035	14,349	58,173	55,481
General and administrative	5,862	7,281	22,032	26,732
Litigation provision	(4,732)	—	16,355	—
Depreciation and amortization	28,458	29,218	115,093	111,022

Total operating expenses	75,285	79,572	320,459	302,953

Operating income	63,328	53,955	210,560	217,235
Other interest income	620	254	1,894	916
Interest expense	(29,159)	(24,997)	(108,781)	(99,163)
Early extinguishment of debt	(1,671)	—	(2,639)	—
Income from real estate partnership	248	432	1,322	1,612

Income from continuing operations	33,366	29,644	102,356	120,600

Discontinued operations
Income from discontinued operations	—	257	218	1,981
Gain on sale of real estate from discontinued operations	—	5,134	1,298	12,572

Results from discontinued operations	—	5,391	1,516	14,553

Net income	33,366	35,035	103,872	135,153
Net income attributable to noncontrolling interests	(1,396)	(1,310)	(5,568)	(5,366)

Net income attributable to the Trust	31,970	33,725	98,304	129,787

Dividends on preferred shares	(135)	(135)	(541)	(541)

Net income available for common shareholders	$31,835	$33,590	$97,763	$129,246

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.52	$0.48	$1.60	$1.94
Discontinued operations	—	0.09	0.03	0.25

	$0.52	$0.57	$1.63	$2.19

Weighted average number of common shares, basic	61,008	58,789	59,704	58,665

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.52	$0.48	$1.60	$1.94
Discontinued operations	—	0.09	0.03	0.25

	$0.52	$0.57	$1.63	$2.19

Weighted average number of common shares, diluted	61,142	58,935	59,830	58,889

Federal Realty Investment Trust

Summarized Balance Sheets

December 31, 2009

	December 31,
	2009	2008
	(in thousands)
ASSETS

Real estate, at cost
Operating	$3,626,476	$3,537,790
Construction-in-progress	132,758	115,189
Assets held for sale	—	20,706

	3,759,234	3,673,685
Less accumulated depreciation and amortization	(938,087)	(846,258)

Net real estate	2,821,147	2,827,427

Cash and cash equivalents	135,389	15,223
Accounts and notes receivable, net	72,191	73,688
Mortgage notes receivable, net	48,336	45,780
Investment in real estate partnership	35,633	29,252
Prepaid expenses and other assets	109,613	101,406

TOTAL ASSETS	$3,222,309	$3,092,776

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable and capital lease obligations	$601,884	$452,810
Notes payable	261,745	336,391
Senior notes and debentures	930,219	956,584
Accounts payable and other liabilities	219,398	200,037

Total liabilities	2,013,246	1,945,822

Shareholders’ equity
Preferred shares	9,997	9,997
Common shares and other shareholders’ equity	1,167,340	1,104,605

Total shareholders’ equity of the Trust	1,177,337	1,114,602
Noncontrolling interests	31,726	32,352

Total shareholders’ equity	1,209,063	1,146,954

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,222,309	$3,092,776

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

December 31, 2009

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$33,366	$35,035	$103,872	$135,153
Net income attributable to noncontrolling interests	(1,396)	(1,310)	(5,568)	(5,366)
Gain on sale of real estate	—	(5,134)	(1,298)	(12,572)
Depreciation and amortization of real estate assets	25,423	27,413	103,104	101,450
Amortization of initial direct costs of leases	2,443	2,330	9,821	8,771
Depreciation of joint venture real estate assets	342	339	1,388	1,331

Funds from operations	60,178	58,673	211,319	228,767
Dividends on preferred shares	(135)	(135)	(541)	(541)
Income attributable to operating partnership units	245	243	974	950
Income attributable to unvested shares	(193)	(184)	(687)	(779)

FFO (2)	60,095	58,597	211,065	228,397
Litigation provision, net of allocation to unvested shares (2)	(4,718)	—	16,301	—

FFO excluding litigation provision (2)	$55,377	$58,597	$227,366	$228,397

FFO per diluted share (3)	$0.98	$0.99	$3.51	$3.85
Litigation provision per diluted share (2)	(0.08)	—	0.27	—

FFO per diluted share excluding litigation provision (2)(3)	$0.90	$0.99	$3.78	$3.85

Weighted average number of common shares, diluted	61,513	59,309	60,201	59,266

Summary of Capital Expenditures
Non-maintenance capital expenditures
Redevelopment and expansions	$13,792	$29,432	$68,481	$105,512
Tenant improvements and incentives	3,486	3,254	11,965	18,227

Total non-maintenance capital expenditures	17,278	32,686	80,446	123,739
Maintenance capital expenditures	7,138	5,753	14,629	14,716

Total capital expenditures	$24,416	$38,439	$95,075	$138,455

Dividends and Payout Ratios
Regular common dividends declared	$40,416	$38,340	$157,638	$148,444
Dividend payout ratio as a percentage of FFO	67%	65%	75%	65%
Dividend payout ratio as a percentage of FFO excluding litigation provision (2)	73%	65%	69%	65%

Notes:

(1)	See Glossary of Terms.
(2)	FFO and FFO per diluted share for 2009, includes a ($4.7) million and $16.4 million litigation provision charge for the three months and year ended December 31, 2009, respectively, related to litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and appeal process. FFO excluding litigation provision excludes this charge.
(3)	Effective January 1, 2009, we adopted a new accounting standard which requires us to calculate FFO per diluted share for all periods presented using the two-class method. The implementation resulted in no change to FFO per share for the three months ended December 31, 2008 and a decrease to reported FFO per diluted share from $3.87 to $3.85 for the year ended December 31, 2008.

Federal Realty Investment Trust

Market Data

December 31, 2009

	December 31,
	2009	2008
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	61,242	58,986
Market price per common share	$67.72	$62.08

Common equity market capitalization	$4,147,308	$3,661,851

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00

Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$4,157,308	$3,671,851

Total debt (3)	1,793,848	1,745,785

Total market capitalization	$5,951,156	$5,417,636

Total debt to market capitalization at then current market price	30%	32%

Total debt to market capitalization at constant common share price of $62.08	32%	32%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	86%	81%
Variable rate debt	14%	19%

	100%	100%

Notes:

(1)	Amounts do not include 371,260 and 373,260 Operating Partnership Units outstanding at December 31, 2009 and 2008, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $17.3 million and $24.4 million which is the Trust's 30% share of the total mortgages payable of $57.8 million and $81.4 million at December 31, 2009 and 2008, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

Federal Realty Investment Trust

Components of Rental Income

December 31, 2009

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial (1)	$93,836	$93,443	$373,920	$366,277
Residential (2)	5,175	5,356	21,093	18,326
Cost reimbursements	29,856	27,262	104,133	103,147
Percentage rents	2,697	2,987	6,508	8,415
Other	2,191	1,275	7,566	5,462

Total rental income	$133,755	$130,323	$513,220	$501,627

Notes:

(1)	Minimum rents include $1.4 million and $1.6 million for the three months ended December 31, 2009 and 2008, respectively, and $5.3 million and $5.9 million for the year ended December 31, 2009 and 2008, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.6 million and $0.3 million for the three months ended December 31, 2009 and 2008, respectively, and $1.7 million and $2.2 million for the year ended December 31, 2009 and 2008, respectively, to recognize income from the amortization of in-place leases.
(2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, and Arlington East (Bethesda Row). The first rental units at Arlington East were delivered and became rent paying in May 2008.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

December 31, 2009

	Stated Maturity date	Stated interest rate as of December 31, 2009	Balance as of December 31, 2009		Weighted average effective rate at December 31, 2009 (h)
			(in thousands)
Mortgage loans (a)
Secured fixed rate
Federal Plaza	06/01/11	6.750%	$32,536
Tysons Station	09/01/11	7.400%	5,898
Courtyard Shops	07/01/12	6.870%	7,518
Bethesda Row	01/01/13	5.370%	19,995
Bethesda Row	02/01/13	5.050%	4,304
White Marsh Plaza (b)	04/01/13	6.040%	9,859
Crow Canyon	08/11/13	5.400%	20,816
Idylwood Plaza	06/05/14	7.500%	16,792
Leesburg Plaza	06/05/14	7.500%	29,219
Loehmann’s Plaza	06/05/14	7.500%	37,783
Pentagon Row	06/05/14	7.500%	54,240
Melville Mall (c)	09/01/14	5.250%	23,782
THE AVENUE at White Marsh	01/01/15	5.460%	58,939
Barracks Road	11/01/15	7.950%	40,639
Hauppauge	11/01/15	7.950%	15,320
Lawrence Park	11/01/15	7.950%	28,805
Wildwood	11/01/15	7.950%	25,319
Wynnewood	11/01/15	7.950%	29,355
Brick Plaza	11/01/15	7.415%	30,053
Rollingwood Apartments	05/01/19	5.540%	23,880
Shoppers’ World	01/31/21	5.910%	5,733
Mount Vernon (d)	04/15/28	5.660%	11,298
Chelsea	01/15/31	5.360%	7,952

Subtotal			540,035
Net unamortized discount			(426)

Total mortgage loans			539,609		6.98%

Notes payable
Unsecured fixed rate
Other	04/01/12	6.500%	1,400
Perring Plaza renovation	01/31/13	10.000%	945
Unsecured variable rate
Revolving credit facility (e)	07/27/11	LIBOR + 0.425%	—
Term loan (f)	07/27/11	LIBOR + 3.000%	250,000
Escondido (Municipal bonds) (g)	10/01/16	0.379%	9,400

Total notes payable			261,745		5.31%	(i	)

Senior notes and debentures
Unsecured fixed rate
4.50% notes	02/15/11	4.500%	75,000
6.00% notes	07/15/12	6.000%	175,000
5.40% notes	12/01/13	5.400%	135,000
5.95% notes	08/15/14	5.950%	150,000
5.65% notes	06/01/16	5.650%	125,000
6.20% notes	01/15/17	6.200%	200,000
7.48% debentures	08/15/26	7.480%	29,200
6.82% medium term notes	08/01/27	6.820%	40,000

Subtotal			929,200
Net unamortized premium			1,019

Total senior notes and debentures			930,219		5.94%

Capital lease obligations
Various	2028 through 2106	Various	62,275		6.94%

Total debt and capital lease obligations			$1,793,848

Total fixed rate debt and capital lease obligations			$1,534,448	86%	6.35%

Total variable rate debt			259,400	14%	5.29%	(i	)

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS			$1,793,848	100%	6.19%	(i	)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Operational Statistics
Excluding litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (j) (k)	2.63x	3.29x	2.85x	3.17x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (j) (k)	2.63x	3.09x	2.84x	3.05x
Including litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (j)	2.77x	3.29x	2.71x	3.17x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (j)	2.77x	3.09x	2.70x	3.05x

Notes:

(a)	Mortgage loans do not include our 30% share ($17.3 million) of the $57.8 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.
(b)	The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only loan of $4.35 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(c)	We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not our legal obligation.
(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(e)	The maximum amount drawn under our revolving credit facility during 2009 was $172.5 million, and the weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.37%. The revolving credit facility was scheduled to mature on July 27, 2010, subject to a one-year extension at our option. On January 28, 2010, we delivered notice to our lender exercising our option to extend the maturity date one year to July 27, 2011.
(f)	The term loan bears interest at LIBOR, subject to a 1.5% floor, plus 300 basis points. The weighted average effective interest rate, before amortization of debt fees, was 4.62% for the period from the inception of the loan of May 4, 2009 through December 31, 2009. On October 27, 2009 and December 21, 2009, we repaid $100 million and $22 million, respectively, of our term loan. Due to the repayments, approximately $1.7 million of unamortized debt fees were recorded as additional interest expense in 2009 and are included in “early extinguishment of debt” in the summarized income statement.
(g)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(h)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable.
(i)	The weighted average effective interest rate excludes $0.1 million in quarterly financing fees on our revolving credit facility which had a $0 balance on December 31, 2009.
(j)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. EBITDA includes a $1.3 million gain on sale for the year ended December 31, 2009. Fixed charges includes $1.7 million and $2.6 million of early extinguishment of debt for the three months and year ended December 31, 2009, respectively, primarily related to the write-off of debt fees related to the paydown of the term loan and the cash tender offer for our 8.75% senior notes. Adjusted EBITDA is reconciled to net income attributable to the Trust in the Glossary of Terms.
(k)	Adjusted to exclude a ($4.7) million and $16.4 million litigation provision charge for the three months and year ended December 31, 2009, related to litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and the appeal process.

Federal Realty Investment Trust

Summary of Debt Maturities

December 31, 2009

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2010	$12,036	$—		$12,036		0.7%	0.7%
2011	12,438	362,252	(1)	374,690		20.9%	21.6%
2012	12,691	181,916		194,607		10.9%	32.5%
2013	11,853	196,893		208,746		11.6%	44.1%
2014	10,225	297,864		308,089		17.2%	61.3%
2015	6,858	198,391		205,249		11.4%	72.7%
2016	2,902	134,400		137,302		7.7%	80.4%
2017	3,110	200,000		203,110		11.3%	91.7%
2018	3,321	—		3,321		0.2%	91.9%
Thereafter	53,067	93,038		146,105		8.1%	100.0%

Total	$128,501	$1,664,754		$1,793,255	(2)	100.0%

Notes:

(1)	Our $300 million revolving credit facility matures on July 27, 2011. As of December 31, 2009, there was $0 drawn under this credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of December 31, 2009.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

December 31, 2009

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Stabilized in 2009 (3)
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	$16	$14
Houston Street	San Antonio, TX	Construction of a new building with ground level leased to Walgreen’s pharmacy and office above	9%	$8	$8
Crossroads	Highland Park, IL	Bank pad addition	9%	$1	$1

Subtotal: Projects Stabilized in 2009 (3) (4)			11%	$25	$23

Projects Anticipated to Stabilize in 2010 (3)
Bethesda Row (Hampden Lane)	Bethesda, MD	Construction of new three level building leased to fitness center and additional ground level retail spaces.	10%	$14	$6
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	16%	$7	$5
Barracks Road	Charlottesville, VA	Expansion of Bed, Bath and Beyond and creation of two additional small shop spaces, utilizing vacant anchor space.	10%	$3	$1
Lancaster	Lancaster, PA	Renovation and expansion of existing grocer, new bank pad, and façade renovation	10%	$2	$1
Langhorne	Levittown, PA	Pad site addition	10%	$2	$0

Subtotal: Projects Anticipated to Stabilize in 2010 (3) (4)			12%	$28	$13

Projects Anticipated to Stabilize in 2011 (3)
Santana Row	San Jose, CA	Five-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	6%	$44	$33
Laurel	Laurel, MD	Pad preparation for new LA Fitness, replacing theater and small shop space. Reconfigure parking lot entrance.	8%	$9	$0

			6%	$53	$33

Total: Projects Anticipated to Stabilize in 2009, 2010 and 2011 (3) (4)			9%	$106	$69

Potential future redevelopment pipeline includes (5):

Property	Location	Opportunity
Assembly Square	Somerville, MA	Potential substantial transit oriented mixed-use development
Assembly Square Mall	Somerville, MA	Pad site addition
Bala Cynwyd	Bala Cynwyd, PA	Potential redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Brick Plaza	Brick, NJ	Redevelopment and expansion of existing pad site, plus additional pad site
Federal Plaza	Rockville, MD	Pad building opportunities
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop renovation, and site improvements
Hollywood Peterson Building	Hollywood, CA	Co-terminus leases create potential for property redevelopment and expansion
Huntington	Huntington, NY	Pad site additions
Linden Square	Wellesley, MA	Additional phases of infill redevelopment
Mercer Mall	Lawrenceville, NJ	Construction of new outparcel
Mid-Pike Plaza	Rockville, MD	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Santana Row	San Jose, CA	Future phases of mixed-use development
Shoppers’ World	Charlottesville, VA	Co-terminus leases create potential for remerchandising and reconfiguration of retail spaces
Town Center of New Britain	New Britain, PA	Renovation and expansion of existing grocer
Troy	Parsippany, NJ	Pad site addition
Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management’s estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2009

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied	Average Rent PSF	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row	(4)	Washington, DC-MD-VA	1993-2006/2008	$192,014	$25,330	519,000	96%	91%	$42.32	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	70,467		332,000	100%	100%	30.78	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center		Washington, DC-MD-VA	1997	4,263		36,000	89%	89%	16.98
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	11,982		144,000	100%	98%	26.84	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,203	32,536	248,000	94%	91%	29.88			TJ Maxx / Micro Center / Ross / Trader Joe’s
Friendship Center		Washington, DC-MD-VA	2001	33,415		118,000	66%	66%	33.33			Borders / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	24,406		209,000	76%	76%	25.46			Bed, Bath & Beyond / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,707	16,792	73,000	89%	89%	42.83	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,903		386,000	97%	97%	17.29	61,000	Giant Food	Marshalls
Leesburg Plaza	(6)	Washington, DC-MD-VA	1998	34,521	29,219	236,000	98%	98%	22.35	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	32,735	37,783	268,000	96%	96%	25.33	58,000	Giant Food	Bally Total Fitness / Loehmann’s / Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	45,316		309,000	85%	85%	27.31			Toys R Us / Bally Total Fitness / AC Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003-2006	77,565	11,298	565,000	95%	95%	15.25	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	6,014		92,000	95%	95%	31.08	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,431		227,000	100%	100%	18.13	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998	87,951	54,240	296,000	99%	99%	33.80	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	34,865		164,000	100%	95%	33.08			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	21,525		248,000	70%	70%	20.21	24,000	Magruders	Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	37,340		182,000	97%	97%	29.98			CVS / Gold’s Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	7,736	23,880	N/A	93%	92%	N/A
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,239		49,000	100%	93%	36.28			Petco
Tower		Washington, DC-MD-VA	1998	20,271		112,000	91%	91%	23.96			Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,672	5,898	49,000	100%	100%	38.84			Trader Joe’s
Village at Shirlington	(4)	Washington, DC-MD-VA	1995	52,197	6,292	254,000	97%	95%	31.88	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,706	25,319	84,000	97%	97%	80.89	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		982,444		5,200,000	93%	92%	28.13
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,298		267,000	93%	93%	13.59	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	34,564		282,000	100%	100%	17.08	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,895		268,000	100%	100%	15.09	47,000	Genuardi’s	Buy Buy Baby / Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,889		111,000	91%	89%	13.81	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	15,570		192,000	84%	42%	22.15	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	19,107		216,000	94%	94%	14.06	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	29,855	28,805	353,000	98%	98%	17.95	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	23,082		285,000	91%	90%	11.79			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,384		125,000	81%	81%	9.78	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	27,330		216,000	97%	97%	19.10			Barnes & Noble / Marshalls
Wynnewood		Philadelphia, PA-NJ	1996	36,658	29,355	255,000	97%	97%	24.03	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		263,632		2,570,000	95%	91%	16.40
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,633		69,000	97%	97%	37.07			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	64,997	20,816	242,000	92%	92%	19.24	58,000	Lucky	Loehmann’s / Rite Aid
Escondido	(7)	San Diego, CA	1996	28,621		222,000	94%	94%	23.24			TJ Maxx / Toys R Us
Fifth Ave		San Diego, CA	1996-1997	12,969		51,000	91%	91%	27.50			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,478		22,000	72%	72%	33.98
Hollywood Blvd	(8)	Los Angeles-Long Beach, CA	1999	39,176		153,000	75%	75%	21.84			DSW / L.A. Fitness / Fresh & Easy
Kings Court	(6)	San Jose, CA	1998	11,605		79,000	100%	100%	28.27	25,000	Lunardi’s Super Market	CVS
Old Town Center		San Jose, CA	1997	34,126		96,000	97%	97%	29.88			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	535,804		565,000	98%	98%	42.97			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre / Hotel Valencia
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	76,474		211,000	97%	96%	60.44			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	116,288		645,000	95%	95%	13.14	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross / Michaels
150 Post Street		San Francisco, CA	1997	37,575		101,000	99%	99%	42.75			Brooks Brothers / H & M

		Total California		979,746		2,456,000	94%	94%	29.88
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	57,041	30,053	409,000	98%	98%	15.07	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,098		46,000	100%	100%	23.29			Midway Theatre
Fresh Meadows		New York, NY	1997	69,299		405,000	98%	98%	24.91			Kohl’s / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,967	15,320	133,000	99%	99%	24.22	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	38,671		292,000	100%	100%	18.57			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble / Michaels
Melville Mall	(9)	Nassau-Suffolk, NY	2006	68,643	23,782	248,000	100%	100%	17.96	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(4)	Trenton, NJ	2003	104,087	50,045	501,000	99%	99%	19.71	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	25,278		207,000	86%	86%	16.16	64,000	Pathmark	L.A. Fitness

		Total New York / New Jersey		399,084		2,241,000	98%	98%	19.52

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2009

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied	Average Rent PSF	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
New England
Assembly Square		Boston-Cambridge-Quincy, MA-NH	2005-2009	169,891		332,000	100%	100%	16.25			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	29,293	7,952	222,000	97%	89%	10.16	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	32,111		242,000	91%	89%	15.03	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	142,623		217,000	93%	86%	41.75	50,000	Roche Brothers Supermarkets	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	100%	13.80	48,000	Stop & Shop

Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,661		149,000	100%	100%	15.04	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,589		171,000	91%	91%	10.57	55,000	Super Stop & Shop	Kmart

		Total New England		412,536		1,381,000	96%	93%	17.99
Baltimore
Governor Plaza		Baltimore, MD	1985	21,883		267,000	100%	100%	15.34	16,500	Aldi	Bally Total Fitness / Office Depot
Perring Plaza		Baltimore, MD	1985	27,111		401,000	98%	98%	12.22	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(10)	Baltimore, MD	2007	94,527	58,939	298,000	94%	94%	20.92			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	27,569		53,000	100%	100%	31.61
White Marsh Plaza		Baltimore, MD	2007	24,957	9,859	80,000	98%	98%	19.37	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	28,857		49,000	100%	100%	34.00

		Total Baltimore		224,904		1,148,000	97%	97%	17.48
Chicago
Crossroads		Chicago, IL	1993	23,962		168,000	94%	72%	20.81			Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	31,807		315,000	99%	99%	10.59			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,028		140,000	96%	96%	12.45	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	13,939		129,000	89%	89%	13.25	77,000	Dominick’s

		Total Chicago		81,736		752,000	96%	91%	13.23
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	38,891	7,518	130,000	92%	92%	18.21	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	54,449		178,000	95%	94%	16.93	44,000	Winn Dixie	CVS

		Total South Florida		93,340		308,000	94%	93%	17.45
Other
Barracks Road		Charlottesville, VA	1985	47,911	40,639	487,000	96%	93%	20.47	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels
Bristol Plaza		Hartford, CT	1995	27,585		272,000	85%	84%	12.32	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,033		153,000	99%	99%	20.07			Stein Mart / Trader Joe’s
Gratiot Plaza		Detroit, MI	1973	18,687		217,000	99%	99%	11.57	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,972		36,000	100%	100%	53.00			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	69,797		196,000	82%	82%	20.35			Hotel Valencia / Walgreens
Lancaster	(11)	Lancaster, PA	1980	11,427	4,907	107,000	98%	98%	16.35	39,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	30,050	5,733	169,000	95%	95%	11.64	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	76,350		476,000	87%	87%	16.07	60,000	Kroger	Old Navy / Staples / Ross

		Total Other		321,812		2,113,000	92%	91%	17.19

Grand Total				$3,759,234	$602,310	18,169,000	95%	93%	$22.14

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	The Trust has a 64.1% ownership interest in the property.
(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	The Trust has a 70% ownership interest in the property.
(8)	The Trust has a 90% ownership interest in the property.
(9)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(10)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(11)	Property subject to capital lease obligation.

Federal Realty Investment Trust

Retail Leasing Summary (1)

December 31, 2009

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2009	82	100%	360,218	$27.58	$26.64	$337,501	4%	13%	7.0	$4,550,199	$12.63
3rd Quarter 2009	90	100%	334,690	$29.38	$27.00	$794,017	9%	17%	7.5	$3,684,641	$11.01
2nd Quarter 2009	69	100%	315,214	$26.87	$23.25	$1,141,114	16%	29%	5.9	$1,194,192	$3.79
1st Quarter 2009	68	100%	232,105	$31.42	$26.99	$1,029,234	16%	26%	6.1	$2,413,756	$10.40

Total - 12 months	309	100%	1,242,227	$28.60	$25.94	$3,301,866	10%	20%	6.7	$11,842,788	$9.53

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2009	32	39%	176,966	$24.89	$24.77	$20,465	0%	10%	10.6	$4,328,199	$24.46
3rd Quarter 2009	38	42%	187,140	$27.25	$22.62	$866,840	20%	30%	9.8	$3,622,041	$19.35
2nd Quarter 2009	26	38%	73,693	$24.27	$27.68	$(251,200)	-12%	6%	6.8	$1,194,192	$16.20
1st Quarter 2009	24	35%	73,535	$32.54	$32.28	$19,630	1%	12%	9.2	$2,398,456	$32.62

Total - 12 months	120	39%	511,334	$26.76	$25.48	$655,735	5%	16%	9.6	$11,542,888	$22.57

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2009	50	61%	183,252	$30.17	$28.44	$317,036	6%	16%	4.1	$222,000	$1.21
3rd Quarter 2009	52	58%	147,550	$32.08	$32.57	$(72,823)	-2%	5%	5.1	$62,600	$0.42
2nd Quarter 2009	43	62%	241,521	$27.66	$21.89	$1,392,314	26%	38%	5.6	$—	$—
1st Quarter 2009	44	65%	158,570	$30.90	$24.53	$1,009,604	26%	35%	4.6	$15,300	$0.10

Total - 12 months	189	61%	730,893	$29.88	$26.26	$2,646,131	14%	23%	4.9	$299,900	$0.41

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2009	89	396,709	$27.12	7.4	$4,900,788	$12.35
3rd Quarter 2009	94	356,624	$28.76	7.6	$4,703,184	$13.19
2nd Quarter 2009	71	318,703	$27.03	5.9	$1,503,836	$4.72
1st Quarter 2009	69	233,172	$31.35	6.1	$2,430,940	$10.43

Total - 12 months	323	1,305,208	$28.30	6.8	$13,538,748	$10.37

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

December 31, 2009

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2010	250,000	3%	$12.73	733,000	10%	$27.57	983,000	6%	$23.80
2011	901,000	9%	$13.99	1,110,000	15%	$29.99	2,011,000	12%	$22.82
2012	978,000	10%	$13.17	1,150,000	16%	$30.65	2,128,000	13%	$22.62
2013	1,067,000	11%	$15.30	996,000	13%	$32.27	2,063,000	12%	$23.49
2014	1,398,000	15%	$16.08	858,000	12%	$33.29	2,257,000	13%	$22.61
2015	778,000	8%	$13.86	659,000	9%	$28.46	1,437,000	8%	$20.56
2016	508,000	5%	$17.52	506,000	7%	$31.00	1,014,000	6%	$24.25
2017	620,000	7%	$17.24	415,000	6%	$29.97	1,034,000	6%	$22.37
2018	672,000	7%	$11.56	296,000	4%	$34.55	968,000	6%	$18.59
2019	487,000	5%	$17.27	198,000	3%	$41.12	685,000	4%	$24.17
Thereafter	1,953,000	20%	$16.32	364,000	5%	$36.90	2,317,000	14%	$19.55

Total (3)	9,612,000	100%	$15.18	7,285,000	100%	$31.31	16,897,000	100%	$22.14

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2010	144,000	1%	$11.31	517,000	7%	$27.63	661,000	4%	$24.07
2011	241,000	3%	$10.35	619,000	9%	$29.46	860,000	5%	$24.11
2012	218,000	2%	$16.15	660,000	9%	$31.51	878,000	5%	$27.70
2013	173,000	2%	$16.00	519,000	7%	$32.77	692,000	4%	$28.58
2014	225,000	2%	$10.24	527,000	7%	$34.72	752,000	5%	$27.40
2015	134,000	1%	$18.04	441,000	6%	$28.39	575,000	3%	$25.98
2016	205,000	2%	$18.70	463,000	6%	$30.20	668,000	4%	$26.67
2017	152,000	2%	$24.93	530,000	7%	$31.16	683,000	4%	$29.73
2018	305,000	3%	$13.91	426,000	6%	$36.21	731,000	4%	$26.91
2019	353,000	4%	$19.06	346,000	5%	$33.95	699,000	4%	$26.43
Thereafter	7,462,000	78%	$15.03	2,237,000	31%	$30.98	9,698,000	58%	$18.71

Total (3)	9,612,000	100%	$15.18	7,285,000	100%	$31.31	16,897,000	100%	$22.14

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of December 31, 2009.
(3)	Represents occupied square footage as of December 31, 2009.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Portfolio Leased Statistics

December 31, 2009

Overall Portfolio Statistics (1)

	At December 31, 2009			At December 31, 2008
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,169,000	17,167,000	94.5%	18,119,000	17,220,000	95.0%
Residential Properties (3) (units)	903	867	96.0%	903	857	94.9%

Same Center Statistics (1)
	At December 31, 2009			At December 31, 2008
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	17,502,000	16,557,000	94.6%	17,493,000	16,676,000	95.3%
Residential Properties (3) (units)	723	689	95.3%	723	687	95.0%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio and Same Center statistics at December 31, 2009 and 2008 include Rollingwood, The Crest at Congressional and the residential rental units at Santana Row. Overall portfolio statistics as of December 31, 2009 and 2008 include the 180 residential units at Arlington East (Bethesda Row) which were first delivered in May 2008 and continued to be delivered through 2008.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

December 31, 2009

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent (4)	Tenant GLA		Percentage of Total GLA (4)	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$9,751,000		2.61%	647,000		3.56%	15
2	Ahold USA, Inc.	$8,407,000		2.25%	571,000		3.14%	11
3	TJX Companies	$7,029,000		1.88%	540,000		2.97%	15
4	Safeway, Inc.	$6,751,000		1.81%	481,000		2.65%	9
5	Gap, Inc.	$6,664,000		1.78%	220,000		1.21%	11
6	CVS Corporation	$6,219,000		1.66%	205,000		1.13%	18
7	Barnes & Noble, Inc.	$4,725,000		1.26%	201,000		1.11%	8
8	OPNET Technologies, Inc.	$3,754,000		1.00%	83,000		0.46%	2
9	Staples, Inc.	$3,479,000		0.93%	187,000		1.03%	9
10	Best Buy Stores, L.P.	$3,455,000		0.92%	99,000		0.54%	3
11	DSW, Inc	$3,294,000		0.88%	125,000		0.69%	5
12	Wells Fargo Bank, N.A. (includes Wachovia Corporation)	$3,241,000		0.87%	70,000		0.39%	15
13	Supervalu Inc. (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,227,000		0.86%	338,000		1.86%	7
14	L.A. Fitness International LLC	$3,144,000		0.84%	178,000		0.98%	4
15	Ross Stores, Inc.	$2,895,000		0.77%	149,000		0.82%	5
16	Home Depot, Inc.	$2,832,000		0.76%	335,000		1.84%	4
17	Bank of America, N.A.	$2,821,000		0.75%	64,000		0.35%	19
18	Kohl's Corporation	$2,793,000		0.75%	322,000		1.77%	3
19	Wakefern Food Corporation	$2,783,000		0.74%	136,000		0.75%	2
20	Bally Total Fitness Corporation	$2,608,000		0.70%	156,000		0.86%	5
21	Great Atlantic & Pacific Tea Co	$2,517,000		0.67%	217,000		1.19%	4
22	Container Store, Inc.	$2,496,000		0.67%	52,000		0.29%	2
23	A.C. Moore, Inc.	$2,483,000		0.66%	141,000		0.78%	6
24	AMC Entertainment Inc.	$2,378,000		0.64%	166,000		0.91%	4
25	Dollar Tree Stores, Inc.	$2,357,000		0.63%	158,000		0.87%	14

	Totals – Top 25 Tenants	$102,103,000		27.31%	5,841,000		32.15%	200

	Total: (1)	$373,910,000	(2)		18,169,000	(3)		2,434

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of December 31, 2009.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

December 31, 2009

	2010 Guidance
	(Dollars in million except per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$123	$128
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate	—	—
Depreciation and amortization of real estate & real estate partnership assets	107	107
Amortization of initial direct costs of leases	9	9

Funds from operations	234	239
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)

FFO	233	239
Litigation provision (2)	1	1

FFO excluding litigation provision	$234	$239

Weighted average number of common shares, diluted	61.7	61.7

FFO per diluted share	$3.79	$3.87
Litigation provision (2)	0.01	0.01

FFO per diluted share excluding litigation provision	$3.80	$3.88

Notes:

(1)	Individual items may not add up to total due to rounding.
(2)	Amount represents a charge for litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and appeal process.

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets—Joint Venture

December 31, 2009

CONSOLIDATED INCOME STATEMENTS

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
	(in thousands)		(in thousands)
Revenues
Rental income	$4,577	$4,789	$18,409	$18,896
Other property income	9	49	700	215

	4,586	4,838	19,109	19,111
Expenses
Rental	1,114	917	3,760	3,181
Real estate taxes	598	521	2,259	2,004
Depreciation and amortization	1,234	1,222	4,998	4,792

	2,946	2,660	11,017	9,977

Operating income	1,640	2,178	8,092	9,134
Interest expense	(1,034)	(1,133)	(4,430)	(4,537)

Net income	$606	$1,045	$3,662	$4,597

CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
	(in thousands)
ASSETS
Real estate, at cost	$203,122	$202,519
Less accumulated depreciation and amortization	(19,365)	(14,609)

Net real estate	183,757	187,910
Cash and cash equivalents	2,959	2,604
Other assets	6,853	7,066

TOTAL ASSETS	$193,569	$197,580

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages payable	$57,780	$81,365
Other liabilities	6,101	7,363

Total liabilities	63,881	88,728
Partners’ capital	129,688	108,852

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$193,569	$197,580

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

December 31, 2009

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of December 31, 2009		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado	07/05/14	5.770	%(a)	$12,895
Atlantic Plaza	12/01/14	5.120	%(b)	10,500
Barcroft Plaza	07/01/16	5.990	%(b)(c)	20,785
Greenlawn Plaza	07/01/16	5.900	%(b)	13,600

	Total Fixed Rate Debt			$57,780

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2010	$196	$—	$196	0.3%	0.3%
2011	208	—	208	0.4%	0.7%
2012	220	—	220	0.4%	1.1%
2013	233	—	233	0.4%	1.5%
2014	142	22,396	22,538	39.0%	40.5%
2015	—	—	—	0.0%	40.5%
2016	—	34,385	34,385	59.5%	100.0%

Total	$999	$56,781	$57,780	100.0%

Notes:

(a)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)	Interest only until maturity.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

December 31, 2009

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	% Occupied	Average Rent PSF	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	34,118	$20,785	101,000	88%	88%	$21.43	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,829		279,000	89%	89%	15.78	73,000	Giant Food	TJ Maxx / Ross / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,308	12,895	96,000	93%	93%	18.93	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		121,255		476,000	89%	89%	17.58
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,020	13,600	106,000	99%	99%	15.80	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		20,020		106,000	99%	99%	15.80
New England
Atlantic Plaza	Boston-Worcester-Lawrence- Lowell-Brockton, MA	2004	16,645	10,500	123,000	39%	39%	19.37			Sears
Campus Plaza	Boston-Worcester-Lawrence- Lowell-Brockton, MA	2004	22,196	—	116,000	95%	95%	12.30	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence- Lowell-Brockton, MA	2004	23,006	—	129,000	93%	93%	11.99	38,000	Foodmaster	Marshalls

	Total New England		61,847		368,000	76%	76%	13.42

Grand Totals			$203,122	$57,780	950,000	85%	85%	$15.91

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss attributable to the Trust plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income attributable to the Trust to EBITDA and Adjusted EBITDA for the three months and year ended December 31, 2009 and 2008 is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(in thousands)		(in thousands)
Net income attributable to the Trust	$31,970	$33,725	$98,304	$129,787
Depreciation and amortization	28,458	29,230	115,093	111,068
Interest expense	29,159	24,997	108,781	99,163
Early extinguishment of debt	1,671	—	2,639	—
Other interest income	(620)	(253)	(1,894)	(919)

EBITDA	90,638	87,699	322,923	339,099
Gain on sale of real estate	—	(5,134)	(1,298)	(12,572)

Adjusted EBITDA	$90,638	$82,565	$321,625	$326,527

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.